                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                36-0899825
                                                           (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
(Address of principal executive offices)                      (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------
                        Cincinnati Financial Corporation
              (Exact name of obligor as specified in its charter)


                  Ohio                                        31-0746871
     (State or other jurisdiction of                       (I.R.S. employer
     incorporation or organization)                     identification number)

        6200 South Gilmore Road
            Fairfield, Ohio                                      45014
(Address of principal executive offices)                      (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

     Item 1. General Information. Furnish the following information as to the trustee:

              (a)  Name and address of each examining or
              supervising authority to which it is
              subject.

              Comptroller of the Currency, Washington,
              D.C.; Federal Deposit Insurance Corporation,
              Washington, D.C.; and The Board of
              Governors of the Federal Reserve System,
              Washington D.C..

              (b)  Whether it is authorized to exercise
              corporate trust powers.

              The trustee is authorized to exercise
              corporate trust powers.

     Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

              No such affiliation exists with the trustee.


     Item 16. List of exhibits.   List below all exhibits filed as a
              part of this Statement of Eligibility.

              1. A copy of the articles of association of the
                 trustee now in effect.*

              2. A copy of the certificates of authority of the
                 trustee to commence business.*

              3. A copy of the authorization of the trustee to
                 exercise corporate trust powers.*

              4. A copy of the existing by-laws of the trustee.*

              5. Not Applicable.

              6. The consent of the trustee required by
                 Section 321(b) of the Act.

              7. A copy of the latest report of condition of the
                 trustee published pursuant to law or the requirements of its supervising or examining authority.

              8. Not Applicable.

              9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of April, 1998.


                                    The First National Bank of Chicago,
                                    Trustee

                                    By: /s/ Sandra L. Caruba
                                       ---------------------
                                        Sandra L. Caruba
                                        Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 2, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                          April 29, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Cincinnati Financial Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  The First National Bank of Chicago



                                  By: /s/ Sandra L. Caruba
                                      --------------------
                                      Sandra L. Caruba
                                      Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 12/31/97  ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0303                                    Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                       C400
                                                        Dollar Amounts in          ------------
                                                            Thousands        RCFD  BIL MIL THOU
                                                        -----------------    ----  ------------
ASSETS
 1. Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and
       currency and coin(1)...........................                       0081    4,267,336   1.a.
    b. Interest-bearing balances(2)...................                       0071    6,893,837   1.b.
 2. Securities
    a. Held-to-maturity securities (from
       Schedule RC-B, column A).......................                       1754            0   2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D).......................                       1773    5,691,722   2.b.
 3. Federal funds sold and securities purchased under
    agreements to resell..............................                       1350    6,339,940   3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)...........................  RCFD 2122 25,202,984                     4.a.
    b. LESS: Allowance for loan and lease losses......  RCFD 3123    419,121                     4.b.
    c. LESS: Allocated transfer risk reserve..........  RCFD 3128          0                     4.c.
    d. Loans and leases, net of unearned
       income, allowance, and reserve (item 4.a
       minus 4.b and 4.c).............................                       2125   24,783,863   4.d.
 5. Trading assets (from Schedule RD-D)...............                       3545    6,703,332   5.
 6. Premises and fixed assets (including capitalized
    leases)...........................................                       2145      743,426   6.
 7. Other real estate owned (from Schedule RC-M)......                       2150        7,727   7.
 8. Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M).........                       2130      134,959   8.
 9. Customers' liability to this bank on acceptances
    outstanding.......................................                       2155      644,340   9.
10. Intangible assets (from Schedule RC-M)............                       2143      268,501  10.
11. Other assets (from Schedule RC-F).................                       2160    2,004,432  11.
12. Total assets (sum of items 1 through 11)..........                       2170   58,483,415  12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/97  ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0303                                    Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                Dollar Amounts in
                                                    Thousands                 Bil Mil Thou
                                               --------------------           ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals
       of columns A and C from Schedule
       RC-E, part 1).........................                       RCON 2200     21,756,846  13.a
       (1) Noninterest-bearing(1)............  RCON 6631  9,197,227                           13.a.1
       (2) Interest-bearing..................  RCON 6636    559,619                           13.a.2
    b. In foreign offices, Edge and
       Agreement subsidiaries, and IBFs
       (from Schedule RC-E, part II).........                       RCFN 2200     14,811,410  13.b.
       (1) Noninterest bearing...............  RCFN 6631    332,801                           13.b.1
       (2) Interest-bearing..................  RCFN 6636 14,478,609                           13.b.2
14. Federal funds purchased and
    securities sold under agreements
    to repurchase:                                                  RCFD 2800      4,535,422  14
15. a. Demand notes issued to the U.S.
       Treasury..............................                       RCON 2840         43,763  15.a
    b. Trading Liabilities (from
       Schedule RC-D)........................                       RCFD 3548      6,523,239  15.b
16. Other borrowed money:
    a. With a remaining maturity of one
       year or less..........................                       RCFD 2332      1,360,165  16.a
    b. With a remaining maturity of than
       one year through three years..........                             A547       576,492  16.b
    c. With a remaining maturity of more
       than three years......................                             A548       703,981  16.c
17. Not applicable
18. Bank's liability on acceptance
    executed and outstanding.................                       RCFD 2920        644,341  18
19. Subordinated notes and debentures (2)....                       RCFD 3200      1,700,000  19
20. Other liabilities (from Schedule RC-G)...                       RCFD 2930      1,322,077  20
21. Total liabilities (sum of items 13
    through 20)..............................                       RCFD 2948     53,987,736  21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus..................................                       RCFD 3838              0  23
24. Common stock.............................                       RCFD 3230        200,858  24
25. Surplus (exclude all surplus related
    to preferred stock)......................                       RCFD 3839      2,999,001  25
26. a. Undivided profits and capital reserves                       RCFD 3632      1,273,239  26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities......                       RCFD 8434         24,096  26.b.
27. Cumulative foreign currency translation
    adjustments..............................                       RCFD 3284         (1,515) 27
28. Total equity capital (sum of items 23
    through 27)..............................                       RCFD 3210      4,495,679  28
29. Total liabilities and equity capital
    (sum of items 21 and 28).................                       RCFD 3300     58,483,415  29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external     Number
                                                                         N/A
   auditors as of any date during 1996.........................  RCFD 6724   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.


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